Exhibit 2.5

BUTLER AMERICA LLC
3820 State Street
Santa Barbara, California 93105

July 7, 2009

Butler International, Inc.
200 East Las Olas Boulevard
Suite 1730
Ft. Lauderdale, Florida 33301
Attention:  Ronald Uyematsu

Re:	Asset Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Asset Purchase Agreement, dated as of May 29, 2009 (as amended, the “Asset Purchase Agreement”), entered into by and among Butler International, Inc., a Maryland corporation (“Butler”), the other sellers signatory thereto (together with Butler, the “Sellers”) and Butler America LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer will purchase substantially all of the assets of Sellers (the “Asset Purchase”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.  Buyer and Sellers hereby acknowledge and agree as follows:

1.  Notwithstanding Section 2.1.1 of the Asset Purchase Agreement (which the parties agree that such section is hereby superseded by paragraph 1 of this letter agreement), the consideration to be paid by Buyer to Sellers for the Purchased Assets (as defined in the Asset Purchase Agreement) shall be equal to $26,235,815.96 (the “Purchase Price”) in cash, which amount is net of $1,181,000.00, the total actual out-of-pocket costs of employing the employees of Sellers for the week beginning June 29, 2009 up and through July 1, 2009, including, but not limited to, such employees’ compensation, employment taxes (including, but not limited to, social security, unemployment and income tax), employee benefits (including vacation, severance and holiday pay), workers compensation, and approved travel and business expense costs as well as any benefits, statutory or otherwise, earned, incurred or accrued by such employees (collectively, the “Employee Costs”), which Employee Costs for the week beginning June 29, 2009 will be paid by Buyer on the next regular payroll date or as promptly as practicable thereafter.  Buyer shall be responsible for all Employee Costs for the period beginning July 2, 2009 through July 6, 2009, but only to the extent necessary to fund payroll to Sellers’ employees for this period; provided, however, notwithstanding the foregoing, with respect to the period from and after July 6, 2009, Buyer shall only be responsible for employee liabilities and obligations relating to Transferred Employees and shall have no obligation or responsibility for any liabilities or obligations relating to employees of Sellers who do not become Transferred Employees.  In accordance with Section 2.1.2 of the Asset Purchase Agreement, on the date hereof, Buyer shall (i) cause the Escrow Holder to deliver the Cash Deposit to Sellers in accordance with the terms of the Escrow Agreement, and (ii) pay and deliver, in Good Funds, the balance of the Purchase Price to Sellers.  Sellers hereby certify that, as of the date hereof, the actual debtor-in-possession loan balance payable to General Electric Capital Corporation by Sellers is equal to $26,235,815.96.

2.  Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, the “Closing” shall be deemed to have occurred at 12:00:01 a.m. Eastern Standard Time on July 6, 2009 (the “Effective Time”).  All references in the Asset Purchase Agreement and in all documents required to be executed and delivered in connection therewith (including the General Assignment, Bill of Sale, Undertaking, Assignment of Intangible Property and Domain Name Assignment) to the “Closing” or the “Closing Date” shall be deemed to refer to a Closing at the Effective Time, except for such references in Sections 2.1.2, 3.3 and 3.4 of the Asset Purchase Agreement, which  shall be deemed to refer to the date hereof.

3.  Effective as of 12:00:01 a.m. Eastern Standard Time on the date hereof, Buyer shall succeed to and take ownership of all of the Sellers’ rights, title and interests in and to (i) Sellers’ lockboxes, lockbox accounts and blocked accounts with Bank of America, N.A., and (ii) any and all deposits in and made to any such lockboxes, lockbox accounts and blocked accounts with Bank of America, N.A, including, without limitation, the $55,646.20 contained in Sellers’ blocked account.

4.  Notwithstanding anything to the contrary contained in the Schedule of Assumed Contracts delivered to Sellers by Buyer on June 25, 2009, pursuant to Section 1.3.3 of the Asset Purchase Agreement, the Schedule of Assumed Contracts shall be amended to eliminate the following Contract, which will not be assumed by Buyer at Closing and therefore will not represent an Assumed Contract:

Strategic Alliance Agreement dated October 13, 2008, by and among Mid-Atlantic Technology, Research & Innovation Center, Inc., Mid-Atlantic Commercial Research, LLC, Mid-Atlantic Technical Engineering, LLC, Mid-Atlantic Technical Consulting, LLC and Butler Services, Inc.

5.  Sellers hereby waive compliance by Buyer of its obligations contained in Section 8(a) of the Asset Purchase Agreement, solely with respect to Buyer’s obligation to deliver to Sellers 48 hours prior to Closing a written notice of the employees of Sellers (not including employees of Sellers whose services are billed to third parties) to whom offers of employment will be made by Buyer (the “Offer Notice”), and Buyer shall be deemed to have satisfied such obligations to provide the Offer Notice to Sellers through its delivery on July 1, 2009 of the Offer Notice.

6.  Sellers hereby agree, at the sole cost and expense of Sellers, to execute and deliver all papers, instruments of sale, transfer, conveyance, confirmation, assignment or otherwise, and to perform any other acts necessary or appropriate under applicable laws or otherwise, including making any filings or completing any registrations with any Person, in order to vest or effectively transfer, convey, assign or confirm all of Buyer’s rights, title and interest in and to the certificate representing equity interests in Butler Technical Services India Private Limited, a private limited organized under the laws of India.

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7.  Notwithstanding anything to the contrary contained in Section 1.3.3 of the Asset Purchase Agreement, Buyer shall pay, no later than five (5) business days following the Closing Date, any Undisputed Cure Costs associated with the assumption of the Assumed Contracts.

Except as specifically amended hereby, the terms and provisions of the Asset Purchase Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.  All references in the Asset Purchase Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Asset Purchase Agreement” shall be deemed for all purposes to refer to the Asset Purchase Agreement, as amended by this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.  This letter agreement may be executed in one or more counterparts, which may be delivered by facsimile or scanned electronic copy in pdf format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This letter agreement (together with the Asset Purchase Agreement), contains the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

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If the above is acceptable to Sellers, please so indicate by signing below and returning a signed copy to the undersigned.

Very truly yours,

BUTLER AMERICA LLC

By: /s/ Jeff R. Mitchell
Name: Jeff R. Mitchell
Title: Chief Financial Officer and Treasurer

The above understandings are hereby agreed to:

SELLERS:

BUTLER INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICE GROUP, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER OF NEW JERSEY REALTY CORP.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

[SIGNATURE PAGE TO THE SIDE LETTER – PURCHASE PRICE]

BUTLER TELECOM, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER UTILITY SERVICE, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER RESOURCES, LLC

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

[SIGNATURE PAGE TO THE SIDE LETTER – PURCHASE PRICE]